Press Release	Exhibit 99.1

For Release:	Immediate (June 15, 2007)

Contact:	Randy Becker Senior Vice President and Chief Financial Officer (508) 949-4129

The Commerce Group, Inc. Enters Into
Agreement With Stonewood Insurance Services
Expects To Expand Auto Insurance Sales In California

WEBSTER, Mass., June 15, 2007 - The Commerce Group, Inc. (NYSE: CGI) today announced that its Pleasanton, California-based subsidiary, Commerce West Insurance Company, has entered into a General Agency Agreement with Stonewood Insurance Services, Inc. of Rancho Cordova, California.

Under the terms of the agreement, Stonewood Insurance Services, Inc. (“Stonewood”) expects to place up to $170 million in California private passenger automobile insurance with Commerce West Insurance Company (“Commerce West”) over the next three years. Commerce West anticipates writing $20 million in premiums during the first twelve months, $50 million during the next year and $100 million in year three of the relationship. Stonewood will be responsible for the sale of Commerce West’s Nation Safe, Protection and Select auto insurance policies through its current retail distribution network throughout California.

“We are very pleased about our new relationship with Stonewood,” said Gerald Fels, President and Chairman of the Board of The Commerce Group, Inc. “Through this relationship, we will continue to build a more geographically diverse business that we believe will further enhance and strengthen our company overall.”

In addition to providing sales support, Stonewood also will provide Commerce West with a number of administrative and other services, including billing, customer service, policy processing and management services.

Commerce West is a California-domiciled property and casualty insurance company, which had $56.1 million in direct written premiums for the year 2006. Commerce West primarily writes personal auto insurance in California.

About The Commerce Group, Inc.

The Commerce Group, Inc. is headquartered in Webster, Massachusetts. Property and casualty insurance subsidiaries include The Commerce Insurance Company and Citation Insurance Company in Massachusetts, Commerce West Insurance Company in California, American Commerce Insurance Company in Ohio, and State-Wide Insurance Company in New York. Through its subsidiaries’ combined insurance activities, the Company is ranked as the 20th largest personal automobile insurance group in the country by A.M. Best Company, based on 2006 direct written premium information. The Company and its insurance subsidiaries are rated A+ (Superior) by A.M. Best.

About Stonewood Insurance Services, Inc.

Stonewood is headquartered in Rancho Cordova, California. Stonewood is a general agency that focuses on private passenger automobile insurance throughout California. Stonewood is an insurance services general agency and provides marketing, administrative, billing, customer service, IT, management and related services to its customers.

Forward-Looking Statements

This press release may contain statements that are not historical fact and constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act.

Statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “estimates,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “may,” “will,” “could,” “likely,” “should,” “management believes,” “we believe,” “we intend,” and similar words or phrases.

These statements may address, among other things, our strategy for growth, business development, regulatory approvals, market position, expenditures, financial results and reserves. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. All forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this press release and in our Forms 10-K and 10-Q, and other documents filed with the SEC. The following are among the key factors that could cause actual results to differ materially from forward-looking statements:

• the possibility of severe weather, terrorism and other adverse catastrophic experiences;
• adverse trends in claim severity or frequency and the uncertainties in estimating property and casualty losses;
• adverse state and federal regulations and legislation;
• adverse judicial decisions;
• adverse changes to the laws, regulations and rules governing the residual market system in Massachusetts;
• fluctuations in interest rates and the performance of the financial markets in relation to the composition of our investment portfolio;
• premium rate making decisions for private passenger automobile policies in Massachusetts;
• potential rate filings;
• heightened competition;

• our concentration of business within Massachusetts and within the personal automobile line of business;
• market disruption in Massachusetts, if competitors exit the market or become insolvent;
• the cost and availability of reinsurance;
• our ability to collect on reinsurance and the solvency of our reinsurers;
• the effectiveness of our reinsurance strategies;
• telecommunication and information systems problems, including failures to implement information technology projects timely and within budget;
• our ability to maintain favorable ratings from rating agencies, including A.M. Best, Fitch, Moody’s and S&P;
• our ability to attract and retain independent agents;
• our ability to retain our affinity relationships with AAA clubs;
• our dependence on a key third party service vendor for our automobile business in Massachusetts;
• our dependence on our executive officers; and,
• the economic, market or regulatory conditions and risks associated with entry into new markets and diversification.

You should not place undue reliance on any forward-looking statement. The risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statement made by us or on our behalf. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.